UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)           October 29, 2004

Oracle Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	0-14376	94-2871189

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California		94065

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code          (650) 506-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Approval of Amended and Restated 2000 Long-Term Equity Incentive Plan

At Oracle Corporation’s 2004 Annual Meeting of Stockholders held on October 29, 2004 (“2004 Annual Meeting”), our stockholders approved Oracle’s Amended and Restated 2000 Long-Term Equity Incentive Plan (the “First Amended 2000 Plan”). The amendments to the First Amended 2000 Plan:

•	Eliminate our ability to reprice options without stockholder approval;

•	Authorize the issuance of awards of restricted stock units in addition to awards of stock options and restricted stock and eliminate the 10% limit on the amount of stock purchase rights that could have been granted under the 2000 Long-Term Equity Incentive Plan (the “Original 2000 Plan”);

•	Permit us to deduct certain performance-based equity awards for tax purposes and limit the total number of shares underlying awards of restricted stock, restricted stock units and stock purchase rights that may be granted under the First Amended 2000 Plan to any one person in any one year to 10,000,000.

•	Allow us to issue transferable equity awards; and

•	Remove the provision in the Original 2000 Plan regarding the buyout by us of employees’ stock options with cash or common stock.

Following stockholder approval of the First Amended 2000 Plan, the Board of Directors of Oracle on October 29, 2004, approved additional amendments to the First Amended 2000 Plan. Our Board of Directors approved these additional amendments in response to an inquiry raised by one of our institutional investors. The additional amendments to the First Amended 2000 Plan, which the Board of Directors found to be in the best interests of our stockholders, provide that:

•	The exercise price of stock options shall not be less than 100% of the fair market value of Oracle’s common stock on the date of grant (the “Fair Market Value”), provided that (a) the exercise price may be as low as 85% of Fair Market Value if the discount is granted in lieu of a recipient’s salary or cash bonus and (b) the exercise price may be less than the Fair Market Value with respect to stock options representing an aggregate of no more than 5% of the shares of common stock reserved and available for distribution under the First Amended 2000 Plan;

•	The restriction period of any Long-Term Stock Award shall not be less than three years unless such Long-Term Stock Award is performance-based and has a restriction period of at least one year;

•	Oracle’s Committee on Compensation and Management Development of the Board of Directors (the “Compensation Committee”) may not materially alter a Long-Term Stock Award without stockholder approval; and

•	There is an exception to the amendments regarding Long-Term Stock Awards for grants of Long-Term Stock Awards that in the aggregate do not exceed 5% of the shares reserved and available for distribution under the First Amended 2000 Plan.

The descriptions above are summaries of the amendments that were approved by stockholders at the 2004 Annual Meeting and the additional amendments approved by the Board of Directors on October 29, 2004, and are qualified in their entirety by the Amended and Restated 2000 Long-Term Equity Incentive Plan which is filed as Exhibit 10.07 to this report.

Approval of Fiscal Year 2005 Executive Bonus Plan

At Oracle’s 2004 Annual Meeting held on October 29, 2004, our stockholders approved Oracle’s Fiscal Year 2005 Executive Bonus Plan (the “Bonus Plan”). The Bonus Plan provides for the payment of cash bonuses to eligible senior officers based upon the attainment of certain performance criteria established by the Compensation Committee.

A description of the Bonus Plan is filed as Exhibit 10.14 to this report.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.07	Amended and Restated 2000 Long-Term Equity Incentive Plan, as approved on October 29, 2004

10.14	Description of the Fiscal Year 2005 Executive Bonus Plan

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION
Dated: November 4, 2004	By:	/s/ Daniel Cooperman
		Name:	Daniel Cooperman
		Title:	Senior Vice President, General Counsel and Secretary

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Exhibit Index

10.07      Amended and Restated 2000 Long-Term Equity Incentive Plan, as approved on October 29, 2004

10.14      Description of the Fiscal Year 2005 Executive Bonus Plan

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